Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
First Quarter Revenue Totaled $212.6 Million, Inclusive of Partial Acquisition Contributions; Pro Forma Revenue of $292.0 Million Represented 104% Year-over-Year Growth
Greater-than-Expected Profit Driven by Accelerating Organic Revenue Growth and Scaling Operating Leverage
Completion of AdColony and Fyber Transactions During the Quarter Empower Differentiated Full-Stack, End-to-End Platform Capabilities and Strategically Position the Company for Significantly Larger Addressable Market Opportunity
Austin, TX – August 9, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal first quarter ended June 30, 2021. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations. The Company completed the acquisitions of AdColony Holdings AS and Fyber N.V. on April 29 and May 25, 2021, respectively. Therefore, the actual reported results discussed below, except as otherwise specifically noted, reflect only the partial contributions of those acquired businesses beginning on the dates the acquisitions closed. Specific references made to “pro forma” results in this release provide investors with quarterly results and comparisons as if all acquired businesses were owned for the entirety of the first quarters of fiscal 2021 and fiscal 2022. The Company believes that pro forma results, where applicable, can provide investors with more relevant year-over-year comparisons. The reconciliations between the pro forma and GAAP financial results for the relevant periods are provided in the tables following the Unaudited Consolidated Statements of Cash Flows below.
Recent Financial Highlights:
•Fiscal first quarter of 2022 revenue totaled $212.6 million. On a pro forma basis, as if both Fyber and AdColony were owned for the full quarter, total consolidated pro forma revenue for the fiscal first quarter of 2022 was $292.0 million, representing a 104% increase year-over-year as compared to the comparable pro forma figure for the fiscal first quarter of 2021.
•GAAP net income for the fiscal first quarter of 2022 was $14.3 million, or $0.14 per share, as compared to GAAP net income of $9.9 million, or $0.11 per share for the fiscal first quarter of 2021. Non-GAAP adjusted net income1 for the fiscal first quarter of 2022 was $33.4 million, or $0.34 per share, as compared to Non-GAAP adjusted net income of $12.5 million, or $0.13 per share, in the fiscal first quarter of 2021.
•Non-GAAP adjusted EBITDA2 for the fiscal first quarter of 2022 was $39.8 million, as compared to Non-GAAP adjusted EBITDA of $14.1 million in the fiscal first quarter of 2021.

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

“We are off to a fast start in fiscal 2022 with more than 100% year-over-year pro forma revenue growth and more than 150% year-over-year growth in both EBITDA and non-GAAP EPS,” said Bill Stone, CEO. “Not only did we continue to showcase the inherent operating leverage of our platform model with our strong bottom-line performance, but even more importantly, we successfully completed the acquisition of full-stack, end-to-end platform capabilities that we believe strategically position the Company for continued prosperity well into the future. We are capitalizing on a unique opportunity to leverage our extensive on-device software presence and long-term partnerships with global carriers and OEMs to significantly expand our addressable app ecosystem market opportunity, and we are already witnessing a very positive initial reaction from advertisers all across the platform. We look forward to updating investors on the realized synergies for the Company and improved overall performance for app publishers and advertisers on the platform as fiscal 2022 progresses.”
Mr. Stone concluded, “With respect to our financial performance during the June quarter, escalating global demand from app publishers and advertisers for a growing number of product offerings across the full range of the platform drove On-Device Media revenue growth and In-App Media revenue growth of 93% and 113%, respectively, on a year-over-year basis. Scale efficiencies and disciplined expense controls enabled us to translate this top-line growth into EBITDA growth of 183% and non-GAAP EPS growth of 151% on a year-over-year basis. Looking forward, we expect to continue to demonstrate additional profitable operating leverage, particularly as we expect to realize considerable acquisition synergies – revenue synergies as well as cost synergies – in the coming quarters and years.”
Fiscal 2022 First Quarter Financial Results
Total revenue for the first quarter of fiscal 2022 was $212.6 million. Total “On-Device Media” revenue, which represents revenue derived from the Company’s Application Media and Content Media platform products, increased 93% year-over-year to $120.3 million. Total “In-App Media” revenue, which represents revenue derived from the AdColony and Fyber businesses beginning on the dates when the acquisitions closed during the quarter, was $92.3 million. AdColony contributed $44.9 million during the quarter, while Fyber contributed $49.6 million during the quarter. On a pro forma basis, as if both Fyber and AdColony were owned for the full quarter, total consolidated pro forma revenue for the fiscal first quarter of 2022 was $292.0 million, representing a 104% increase year-over-year as compared to the comparable pro forma figure for the fiscal first quarter of 2021.
GAAP net income from continuing operations for the first quarter of fiscal 2022 was $14.3 million, or $0.14 per share, as compared to GAAP net income from continuing operations of $9.9 million, or $0.11 per share for the first quarter of fiscal 2021. Non-GAAP adjusted net income1 for the first quarter of fiscal 2022 was $33.4 million, or $0.34 per share, as compared to Non-GAAP adjusted net income of $12.5 million, or $0.13 per share, in the first quarter of fiscal 2021.
Non-GAAP adjusted EBITDA2 for the first quarter of fiscal 2022 was $39.8 million as compared to Non-GAAP adjusted EBITDA of $14.1 million in the first quarter of fiscal 2021. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

Business Outlook
Based on information available as of August 9, 2021, the Company currently expects the following for the second quarter of fiscal 2022:
•Revenue of between $300 million and $306 million
•Non-GAAP adjusted EBITDA2 of between $44 million and $46 million
•Non-GAAP adjusted EPS1 of $0.38, based on approximately 105 million diluted shares outstanding
It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to the contingent earn-out provisions, which will continue to be adjusted to fair value through the end of the earn-out periods, or other items that are difficult to predict with precision.
About Digital Turbine, Inc.
Digital Turbine is the leading independent mobile growth platform and levels up the landscape for advertisers, publishers, carriers and OEMS. By integrating a full ad stack with proprietary technology built into devices by wireless operators and OEMs, Digital Turbine supercharges advertising and monetization. The company is headquartered in Austin, Texas, with global offices in New York, Los Angeles, San Francisco, London, Berlin, Singapore, Tel Aviv and other cities serving top agency, app developer and advertising markets. For additional information visit www.digitalturbine.com.

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal 2022 first quarter financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.
For those who are not able to join the live call, a playback will be available through August 16, 2021. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10159167.
The conference call will discuss forward guidance and other material information.
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”) and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, adjustments in the earn-out liability associated with the Mobile Posse acquisition, changes in the fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering and transaction expenses. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.
2Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the earn-out liability associated with the Mobile Posse acquisition, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, the change in fair value of derivatives associated with warrants issued in connection with the September 2016 convertible notes offering, other expense, loss on extinguishment of debt and transaction expenses. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.
Non-GAAP adjusted EBITDA and non-GAAP adjusted net income and EPS are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.
Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services
•market acceptance and brand awareness of our products
•risks associated with indebtedness
•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)
•actual mobile device sales and sell-through where our platform is deployed is out of our control
•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations
•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the activities of advertisers
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations
•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to a rapidly developing mobile device marketplace, complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•system security risks and cyberattacks
•risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

•risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions
•risks associated with the failure or inability to pay the future consideration due in the AdColony and Fyber acquisitions
•challenges and risks associated with our rapid growth by acquisitions and resulting significant demands on our management and infrastructure
•challenges and risks associated with our global operations and related business, political, regulatory, operational, financial, and economic risks as a result of our global operations
•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.
You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com
SOURCE Digital Turbine, Inc.
Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Three months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Net revenues	$212,615	$59,012
Costs of revenues and operating expenses
License fees and revenue share	138,348	32,300
Other direct costs of revenues	2,533	560
Product development	15,547	4,408
Sales and marketing	13,736	4,318
General and administrative	23,296	6,804
Restructuring and impairment costs	10	—
Total costs of revenues and operating expenses	193,470	48,390
Income from operations	19,145	10,622
Interest and other income / (expense), net
Interest expense, net	(1,157)	(306)
Foreign exchange transaction loss	(270)	—
Other income / (expense), net	(35)	—
Total interest and other income / (expense), net	(1,462)	(306)
Income before income taxes	17,683	10,316
Income tax provision	3,430	376
Net income	14,253	9,940
Less: net loss attributable to non-controlling interest	(31)	—
Net income attributable to Digital Turbine, Inc.	14,284	9,940
Other comprehensive loss
Foreign currency translation adjustment	(20,781)	(142)
Comprehensive income / (loss)	(6,528)	9,798
Less: comprehensive income / (loss) attributable to non-controlling interest	(793)	—
Comprehensive income / (loss) attributable to Digital Turbine, Inc.	$(5,735)	$9,798
Net income per common share
Basic	$0.16	$0.11
Diluted	$0.14	$0.11
Weighted-average common shares outstanding
Basic	$91,585	$87,386
Diluted	$98,822	$93,108

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	June 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$83,129	$30,778
Restricted cash	883	340
Accounts receivable, net of allowances of $7,588 and $5,488, respectively	219,099	61,985
Prepaid expenses and other current assets	20,675	4,282
Total current assets	323,786	97,385
Property and equipment, net	18,927	13,050
Right-of-use assets	19,565	3,495
Deferred tax assets, net	—	12,963
Intangible assets, net	488,360	53,300
Goodwill	572,607	80,176
Other non-current assets	799	—
TOTAL ASSETS	$1,424,044	$260,369

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$155,378	$34,953
Accrued license fees and revenue share	84,428	46,196
Accrued compensation	23,251	9,817
Short-term debt	20,415	14,557
Other current liabilities	21,659	5,626
Acquisition purchase price liabilities	313,413	—
Total current liabilities	618,544	111,149
Long-term debt, net of debt issuance costs	233,830	—
Deferred tax liabilities, net	24,676	—
Other non-current liabilities	20,219	4,108
Total liabilities	897,269	115,257
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 95,788,373 issued and 95,052,667 outstanding at June 30, 2021; 90,685,553 issued and 89,949,847 outstanding at March 31, 2021	10	10
Additional paid-in capital	736,943	373,310
Treasury stock (754,599 shares at June 30, 2021 and March 31, 2020)	(71)	(71)
Accumulated other comprehensive loss	(20,922)	(903)
Accumulated deficit	(213,050)	(227,334)
Total stockholders' equity	503,010	145,112
Non-controlling interest	23,765	—
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,424,044	$260,369

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$14,253	$9,940
Adjustments to reconcile net income to net cash provided by / (used in) by operating activities:
Depreciation and amortization	8,653	1,552
Non-cash interest expense	127	18
Stock-based compensation	2,365	1,438
Stock-based compensation for services rendered	1,340	173
(Increase) / decrease in assets:
Accounts receivable, gross	(48,817)	(10,686)
Allowance for credit losses	26	378
Deferred tax assets	12,966	—
Prepaid expenses and other current assets	(4,492)	456
Right-of-use asset	628	61
Other non-current assets	160	—
Increase / (decrease) in liabilities:
Accounts payable	35,396	(1,698)
Accrued license fees and revenue share	3,573	4,199
Accrued compensation	(46,956)	(1,018)
Other current liabilities	2,455	1,036
Deferred tax liabilities	(10,089)	—
Other non-current liabilities	(585)	163
Net cash provided by / (used in) operating activities	(28,997)	6,012

Cash flows from investing activities
Business acquisitions, net of cash acquired	(126,604)	(7,232)
Capital expenditures	(4,364)	(2,011)
Net cash used in investing activities	(130,968)	(9,243)

Cash flows from financing activities
Proceeds from borrowings	237,041	—
Payment of debt issuance costs	(2,988)	—
Options and warrants exercised	695	437
Repayment of debt obligations	(19,680)	—
Net cash provided by financing activities	215,068	437

Effect of exchange rate changes on cash	(2,209)	(142)

Net change in cash	52,894	(2,936)

Cash and restricted cash, beginning of period	31,118	21,659

Cash and restricted cash, end of period	$84,012	$18,723

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

PRO FORMA REVENUE
(in thousands)
(Unaudited)

	Three months ended June 30,
	Pre-Ownership Period	As-Reported Period	Pro Forma 2021	Pro Forma 2020	% Change
On Device Media	$—	$120,383	$120,383	$62,298	93%
AdColony	18,304	44,937	63,241	43,285	46%
Fyber	63,824	49,641	113,465	38,049	198%
Elimination	(2,695)	(2,346)	(5,041)	(767)	557%
Consolidated	$79,433	$212,615	$292,048	$142,865	104%

GAAP INCOME FROM OPERATIONS TO NON-GAAP GROSS PROFIT
(in thousands)
(Unaudited)

	Three months ended June 30,
	2021	2020
Continuing operations
Net revenues	$212,615	$59,012
Income from operations	19,145	10,622
Add-back items:
Product development	15,547	4,408
Sales and marketing	13,736	4,318
General and administrative	23,296	6,804
Depreciation of software included in other direct costs of revenue	700	431
Non-GAAP gross profit from continuing operations	$72,424	$26,583
Non-GAAP gross profit percentage from continuing operations	34%	45%

GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
(Unaudited)

	Three months ended June 30,
	2021	2020
Continuing operations
Net income from continuing operations	14,253	9,940
Add-back items:
Stock and stock option compensation	3,705	1,611
Amortization of intangibles	7,101	670
Adjustment for estimated earn-out liability	—	—
Change in fair value of warrant liability	—	—
Tax adjustment (1)	—	—
Transaction expenses	8,345	300
Non-GAAP adjusted net income from continuing operations	$33,404	$12,521
Non-GAAP adjusted net income per share from continuing operations	$0.34	$0.13
Weighted-average common shares outstanding, diluted	$98,822	$93,108

Digital Turbine Reports Fiscal 2022 First Quarter Financial Results
August 9, 2021

GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three months ended June 30,
	2021	2020
Continuing operations
Net income from continuing operations	14,253	9,940
Add-back items:
Stock and stock option compensation	3,705	1,611
Amortization of intangibles	7,101	670
Depreciation expense	1,552	882
Interest expense / (income), net	1,157	306
Other expense / (income), net	35	—
Foreign exchange transaction loss	270	—
Income tax provision	3,430	376
Transaction expenses	8,345	300
Non-GAAP adjusted EBITDA from continuing operations	$39,848	$14,085

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS
(in thousands)
(Unaudited)

	Three months ended June 30,
	2021	2020
Net cash provided by operating activities - continuing operations	$(28,997)	$6,012
Capital expenditures	(4,364)	(2,011)
Payment of acquisition-related liabilities assumed	39,314	—
Transaction expenses	8,345	300
Non-GAAP free cash flow provided by continuing operations	$14,298	$4,301